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                                                                       Exhibit n

                         Consent of Independent Auditors

     We consent to the incorporation by reference of our report dated September 5, 2002 in the Registration Statement (Form N-2) of the Nuveen North Carolina Dividend Advantage Municipal Fund 3 filed with the Securities and Exchange Commission in this Registration Statement under the Securities Act of 1933 and in this Amendment No. 3 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-21158).

                                        /s/ Ernst & Young LLP



Chicago, Illinois
September 26, 2002